                                                                EXHIBIT 10.4


                             STOCKHOLDERS AGREEMENT


     THIS AGREEMENT is made as of January 17, 1995 by and between Lason Holdings, Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR") and each of the Persons listed on the Schedule of Executives attached hereto (the "Executives") and Robert A. Yanover ("Yanover") and Allen J. Nesbitt ("Nesbitt"). GTCR and the Executives are collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in paragraph XII hereof.

     GTCR will purchase shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common") pursuant to a purchase agreement between GTCR and the Company dated as of the date hereof (as in effect from time to time, the "GTCR Agreement"). The Company and the Executives are parties to an executive stock agreement dated as of the date hereof (as in effect from time to time, the "Executive Stock Agreement" and, together with the GTCR Agreement, the "Purchase Agreements"), pursuant to which such Executives will purchase shares of the Company's Class A-1 Common Stock, par value $.01 per share (the "Class A-1 Common").

     The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company, (iii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred and (iv) setting forth certain limitations with respect to the governance of the affairs of the Company. The execution and delivery of this Agreement is a condition to the purchase of the Company's stock pursuant to the Purchase Agreements.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     I. Board of Directors.

     A. From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph I cease to be effective, each Stockholder shall vote all of its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

           1. the authorized number of directors on the Board shall be established at no fewer than five;

           2. the following persons shall be elected to the Board:

                 a. two individuals (the "GTCR Directors") designated by GTCR
            (which individuals initially shall be Bruce V. Rauner and Elliot W. Maluth);

                 b. two individuals designated by holders of a majority of the
            Executive Stock (which individuals initially shall be the Senior Executives);

                 c. one, two or three individuals (the "Outside Directors")
            designated by GTCR who are not members of the Company's management or employees or officers of the Company or its subsidiaries (the "Outside Directors"), and who are reasonably acceptable to holders of a majority of the Executive Stock, provided that if, after 60 days of reasonable best efforts, GTCR and holders of a majority of the Executive Stock are unable to agree upon the designation of any Outside Director(s), GTCR may designate such Outside Director(s);

           3. the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall be the same as that of the Board;

           4. the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder by GTCR under paragraph
      (2)(a) or (2)(c) above or by holders of a majority of the Executive Stock under paragraph (2)(b) above shall be at GTCR's or such holders' written request, respectively, but only upon such written request and under no other circumstances; and

           5. in the event that any representative designated hereunder by GTCR under paragraph (2)(a) or (2)(c) above or by holders of a majority of the Executive Stock under paragraph (2)(b) above for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by GTCR or holders of a majority of the Executive Stock, respectively, as provided hereunder.

          B. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

          C. The rights of GTCR under this paragraph I shall terminate at such time as GTCR and its Permitted Transferees hold in the aggregate less than 50% of the Stockholder Shares held by such persons on the date hereof.

          D. The rights of the holders of Executive Stock under this paragraph I shall terminate at such time as the Designated Stockholders and their Permitted Transferees hold in the aggregate less than 20% of the outstanding Common Stock on a Fully Diluted Basis.

          E. The provisions of this paragraph I shall terminate automatically and be of no further force and effect upon an Initial Public Offering.

          F. If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph I, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          G. Each of GTCR and the holders of a majority of the Executive Stock shall cause the respective directors designated by each of them to enter into a confidentiality agreement with the Company containing substantially the terms set forth in paragraph VII(B) prior to the designation of such persons as directors.

               II. Other Corporate Governance Matters.

          A. Approval of Certain Actions. With the exception of the provisos to paragraph II(A)(9) below, which shall remain in effect regardless of the aggregate amount of Common Stock held by the Designated Stockholders, until such time as the Designated Stockholders hold in the aggregate less than 20% (which shall be determined as if such Designated Stockholders had not transferred any Common Stock in accordance with the provisions of paragraph 1(b) of the Executive Stock Agreement) of the outstanding Common Stock on a Fully Diluted Basis, without the prior written approval of the holders of at least one-third of the outstanding Executive Stock, the Company shall not directly or indirectly:

               1. Merge or consolidate with any Person (other than a Subsidiary), or permit any Subsidiary to merge or consolidate with any Person (other than the Company or a Subsidiary); provided that such approval shall not be required if, subsequent to the merger or consolidation of the Company or any Subsidiary with any Person, the holders of Stockholder Shares prior to such merger or consolidation hold greater than 50% of the voting stock of the surviving entity;

               2. Issue, or permit any Subsidiary to issue, at less than fair market value, determined by the Board in its reasonable good faith judgment or, if requested in writing by the holders of a majority of the Executive Stock, and at the expense of such holders, by a nationally recognized investment banking firm selected by GTCR and approved by the holders of a majority of the Executive Stock, which approval shall not be unreasonably withheld (it being understood that any Additional GTCR Securities as to which the condition described in clause (2) of paragraph II(B) below is fulfilled will be deemed not to be issued at "less than fair market value" within the meaning of this paragraph II(A)(2)), (a) any notes or debt securities, (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) or
      (c) any combination of such debt or equity securities; provided that such approval shall not be required for the issuance (i) of shares, or options to purchase shares, of Common Stock to employees or Outside Directors of the company and its Subsidiaries or the issuance of Common Stock upon the exercise of any such option, provided that (A) the aggregate number of shares so issued to employees and Outside Directors (assuming the exercise in full of all such options issued to employees of the Company and its Subsidiaries or Outside Directors) shall not exceed 272,727 (as such number may be proportionately adjusted to reflect any stock split, reverse stock split, stock dividend or other subdivision or combination of the Common Stock) and (B) in the case of the issuance of options to any Outside Director, the exercise price of such options is determined by the Board in its reasonable good faith judgment to be at or above the fair market value of the underlying securities at the time of the issuance of such options, (ii) of equity securities issued upon the exercise, exchange or conversion of other equity securities issued not in violation of this paragraph II(A)(2) in accordance with the terms of such latter equity securities and (iii) to any employee of the Company or any of its Subsidiaries or any Outside Director, of shares, or options to purchase shares, of Common Stock previously issued (or covered by options previously issued) in accordance with paragraph II(A)(2)(i)(A) in the event that such shares or options have been repurchased or otherwise reacquired by the Company or such option has expired or been terminated prior to being fully exercised;

           3. Consummate an Initial Public Offering;

           4. Sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, all or substantially all of the consolidated assets of the Company and its Subsidiaries in any transaction or series of related transactions
      (other than sales in the ordinary course of business and other than to the Company or any Subsidiary of the Company);

           5. Enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the business in which Lason Systems is actively engaged or considering engaging immediately prior to the acquisition of the assets of Lason Systems by Lason Acquisition on the date hereof;

           6. Enter into, or permit any Subsidiary to enter into, any transaction with GTCR or any of its Affiliates (including, but not limited to, the payment by the Company or any of its Subsidiaries of any management fees to GTCR or any of its Affiliates), or pay any compensation (other than that provided for in paragraph I(B) above) or issue any equity securities to the GTCR Directors;

           7. Dismiss Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, P.C. or Coopers & Lybrand as legal or accounting advisors for the Company or any of its Subsidiaries or retain any other legal counsel or independent auditor for the Company or any of its Subsidiaries;

           8. Redeem any equity securities of the Company; provided that such approval shall not be required for (a) the repurchase of shares, options or other securities from any employee of the Company or any of its Subsidiaries, or any Outside Director, upon the termination of his employment with the Company and its Subsidiaries or directorship, as the case may be, or (b) the repurchase or redemption of any securities issued to any Person other than GTCR or any Affiliate of GTCR not in violation of paragraph II(A)(2) above pursuant to any right or binding obligation of the Company or any Subsidiary to repurchase or redeem such securities;

           9. Make any distributions upon the Class A Common or Class B Common; provided that, until such time as the Unpaid

      Preference Amount and the Unpaid Yield have been paid in full, such
      approval shall not be required    for (a) a distribution to the holders
      of Class B Common of up to one-third of the proceeds, net of underwriting discounts and commissions, of a registered primary public offering of the Company's equity securities, or (b) a distribution by the Company to the holders of Class B Common after the second anniversary of the date hereof of all or any portion of any amount described in Section 8.8(ii)(A) of the Loan Agreement, provided that no such distribution shall be made without such approval while any Deemed Loan (as defined in the Seller Credit Agreements) is outstanding under any Seller Credit Agreement;

           10. Amend the Company's Certificate of Incorporation or its bylaws in any manner which modifies the rights of the holders of Executive Stock pursuant to this Agreement or could reasonably be expected to have a material adverse effect on the holders of Class A Common, provided that such approval shall not be required for any such amendment providing for the authorization of (and the relative rights, preferences and obligations with respect to) securities which are subsequently issued in compliance with paragraph II(A)(2) above; or

           11.  Enter into any agreement to do any of the foregoing.

For purposes of clause (A)(2) above, the term "fair market value" of any securities means the cash purchase price which a willing buyer would pay a willing seller for such securities as of the date of the related issuance.

           B. Additional Investments by GTCR. From time to time, at its option, the Company or any of its Subsidiaries may issue additional debt or equity securities (the "Additional GTCR Securities") to GTCR or its Affiliates, provided that, unless such issuance is a Designated Financing (as defined below), prior to such investment(s) (each an "Additional Investment"), the terms thereof (including the issue price of the Additional Investment as well as the rights and characteristics of the Additional GTCR Securities) shall be either
(1) consented to by holders of a majority of the Executive Stock or (2) determined by a nationally recognized investment banking firm selected by holders of a majority of the Executive Stock and with whom none of the Senior Executives or any of their respective Affiliates or Family Members, the Company, the Company's Subsidiaries nor Lason Systems has had any prior dealings, to be fair to the Company and the holders of each class of the Company's equity securities, taking into consideration the potential dilutive effect of the issuance of the Additional GTCR Securities, as well as the terms and conditions upon which similar financing could be obtained from a third party which is not an Affiliate of either the Company, GTCR or the Executives. Any issuance of Additional GTCR Securities shall be subject to the provisions of paragraph IV below. A "Designated Financing" shall mean the issuance of additional debt or equity securities by the Company (x) at any time in which the Company is in default in the payment of principal or interest under any of its outstanding Indebtedness, (y) the proceeds of which will be used to permit the Company to avoid a default in the payment of principal or interest under any of its outstanding Indebtedness, or (z) in connection with the cure or waiver of an actual or anticipated default under any financial covenant applicable any of the Company's outstanding Indebtedness.

     C. Put of Executive Stock Upon Certain Equity Investments.

                 (1)  Right to Put.  Except for issuances

                 (i) in connection with a Designated Financing,

                 (ii) pursuant to a registered primary public offering, or

                 (iii) upon the exercise of any option or other right
            previously granted to acquire equity securities of the Company (it being understood that pursuant to this paragraph II(C) the dilutive impact of such option or other right shall be taken into account upon the grant thereof), if the issuance of any additional equity securities of the Company would cause the Designated Stockholders and their Permitted Transferees to hold less than 20% of the outstanding Common Stock on a Fully Diluted Basis (giving effect to the securities, if any, acquired by any Executive or Permitted Transferee pursuant to paragraph IV in connection with such issuance), then the Company shall give each Designated Stockholder at least 30 days' prior written notice of such proposed issuance, and each Designated Stockholder shall have the right (the "Put") to require GTCR to purchase all (but not less than all) of the Executive Stock held by such Designated Stockholder, at the Market Value for such shares, by delivering to GTCR prior to such issuance a written notice (the "Put Notice") to GTCR specifying the number of shares to be purchased. The right to exercise the Put will inure to the benefit of each Designated Stockholder's Permitted Transferees with respect to shares transferred to such Permitted Transferee by such Designated Stockholder (other than pursuant to paragraph 1(b) of the Executive Stock Agreement). In connection with any exercise of the Put, the Market Value of the Executive Stock in question will be determined in accordance with paragraph II(C)(2) below. Within ten days after the final determination of the Market Value for the Executive Stock to be purchased, GTCR will purchase and the Designated Stockholder or Permitted Transferee in question will sell the number of shares of Executive Stock specified in the Put Notice at a mutually agreeable time and place (the "Put Closing"). At the Put Closing, the participating Designated Stockholders and Permitted Transferees shall deliver to GTCR certificates representing the Executive Stock to be purchased by GTCR, and GTCR shall deliver to such selling Stockholder(s) the Market Value of such Executive Stock by cashier's or certified check(s) payable to such selling Stockholder(s) or by wire transfer of immediately available funds to the account(s) designated by such selling Stockholder(s).

                 (2) Determination of Market Value.

                 (a) Whenever any determination of the Market Value of any
            Executive Stock is required in connection with any exercise of the Put, if, within ten days after the delivery of the related Put Notice, GTCR and the holders of a majority of the shares of Executive Stock which are required to be purchased by GTCR (the "Put Holder Majority") agree in writing as to the amount of such Market Value or a method of determination of Market Value not set forth in this paragraph II(C)(2) (e.g., the use of one rather than three appraisers), such agreement shall be final, binding and conclusive as to GTCR and all holders of such Executive Stock and shall obviate the need for any Person to comply with the appraisal procedures provided in paragraph II(C)(2)(b) and (c) below.

                 (b) If, within ten days after the delivery of a Put Notice,
            GTCR and the Put Holder Majority are unable to reach an agreement as described in paragraph II(C)(2)(a) above, promptly (and in any event not later than the twentieth day after the delivery of the related Put Notice) each of GTCR, on the one hand, and the Put Holder Majority, on the other hand, shall appoint a nationally recognized investment banking firm (each an "Appraiser") and, promptly after each such appointment, the two appointed investment banking firms will mutually appoint a third nationally recognized investment banking firm (also an "Appraiser") which has had no prior business dealings with any of GTCR or its Affiliates, either Senior Executive or any of his Affiliates or Family Members, the Company or any of its Subsidiaries or Lason Systems. Each of GTCR and the holders of Executive Stock exercising the Put shall use reasonable efforts to cause each Appraiser to deliver its report (an "Appraisal Report") setting forth its determination of the Market Value (as defined in this Agreement) of the Executive Stock in question (an "Appraisal Value") to GTCR and such holders within thirty days of its selection. All fees and expenses of any Appraiser in connection with any determination of Market Value pursuant to this paragraph II(C)(2) shall be borne by the Company.

                 (c) The Market Value of any Executive Stock for purposes of any exercise of the Put shall be the arithmetic mean of the amounts of the Appraisal Values set forth in the Appraisal Reports of the three Appraisers. Each determination of Market Value of any Executive Stock to be purchased in connection with any exercise of the Put and made in accordance with the paragraph II(C)(2) shall be final, binding and conclusive as to GTCR and the holders of such Executive Stock.

            D. Forgiveness. If at any time after the date hereof and prior to the Initial Public Offering the Company issues any Common Stock or options or other rights to acquire Common Stock, then, notwithstanding the provisions of the Seller Credit Agreements, (a) each Designated Stockholder's obligation to repay the Loans made to such Designated Stockholder (including Loans deemed to have been made to such Designated Stockholder pursuant to Section 1.1(B)(ii) of any Seller Credit Agreement, but not including any Deemed Loans made by such Designated Stockholder pursuant to Section 1.1(B)(ii) of any Seller Credit Agreement) will be forgiven to the extent necessary so that the remaining unpaid principal amount of such Loans will equal the product of (i) the aggregate unpaid principal amount of such Loans outstanding at the time of such issuance (but prior to giving effect to such forgiveness) multiplied by (ii) the quotient of (A) the percentage of the outstanding Common Stock on a Fully Diluted Basis held by such Designated Stockholder and such Designated Stockholder's Permitted Transferees after giving effect to such issuance divided by (B) the percentage of Common Stock on a Fully Diluted Basis held by such Designated Stockholder and such Designated Stockholder's Permitted Transferees at the time of such issuance (but prior to giving effect to such issuance) (such quotient being hereinafter referred to as the "Forgiveness Fraction"), and (b) each Designated Stockholder's obligation to pay the unpaid accrued interest on such Loans will be forgiven to the extent necessary so that the aggregate amount of the remaining accrued unpaid interest on such Loans will equal the product of (i) the aggregate amount of the accrued unpaid interest on such Loans outstanding at the time of such issuance (but prior to giving effect to such issuance) multiplied by (ii) the Forgiveness Fraction.


      For example, if (1) prior to an issuance described in this paragraph II(D), a Designated Stockholder holds 20% of the outstanding Common Stock on a Fully Diluted Basis, (2) after giving effect to such issuance, such Designated Stockholder will hold 18% of the outstanding Common Stock on a Fully Diluted Basis, (3) the unpaid principal amount of such Designated Stockholder's Loans equals $500,000, and (4) the accrued unpaid interest on such Designated Stockholder's Loans equals $5,000, then a portion of such Loans and such interest will be forgiven such that the remaining principal amount of such Loans will equal $450,000 ($500,000 x (18 / 20)) and the remaining accrued unpaid interest will equal $4500 ($5,000 x (18 / 20)).

All Taxes imposed on any Designated Stockholder and attributable to the amount of the unpaid principal and unpaid interest forgiven pursuant to this paragraph II(D) shall be paid by such Designated Stockholder and shall not entitle such Designated Stockholder to any Future Advance under any Seller Credit Agreement or otherwise be treated as a Tax for purposes of any Seller Credit Agreement. No forgiveness pursuant to this paragraph II(D) will reduce the "Total Loan Amount" referred to in any Seller Credit Agreement. For purposes of this paragraph II(D), (1) Loans made under any Seller Credit Agreement to Yanover will be treated as if such Loans had been made to the Yanover Trusts, and the Yanover Trusts will be treated as a single Designated Stockholder, and (2) Loans made under any Seller Credit Agreement to Nesbitt will be treated as if such Loans had been made to the Nesbitt Trust.

     III. Restrictions on Transfer of Stockholder Shares.

     A. Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any Stockholder Shares or any interest therein except pursuant to the provisions of this paragraph III or pursuant to a Public Sale, a sale pursuant to paragraph II(C) above or a transfer by such Stockholder described in paragraph 1(b) of the Executive Stock Agreement. Each Stockholder agrees not to consummate any Transfer of Stockholder Shares (other than a Public Sale, a sale pursuant to paragraph II(C) above or a transfer by such Stockholder described in paragraph 1(b) of the Executive Stock Agreement) until 30 days after the later of the delivery to the Company and the other Stockholders of such Stockholder's Sale Notice (as described in paragraph III(B) below), unless the parties to the Transfer have been finally determined pursuant to paragraph III(B) below prior to the expiration of such 30-day period (the "Election Period").

           B. Participation Rights.

           1. At least 30 days prior to any Transfer of Stockholder Shares (other than a Public Sale, a sale pursuant to paragraph II(C) above or a transfer described in paragraph 1(b) of the Executive Stock Agreement), the Stockholder making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to paragraph III(B)(2) below, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares owned by such person by the aggregate number of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such sale and
      (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

            For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30 Stockholder Shares and if one Other Stockholder elects to participate and owns 20 Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30 / 50 x 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20 / 50 x 100 shares).

      Each Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Stockholder shall transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of all Other Stockholders which elect to participate.

           2. The purchase price to be paid by any transferee for Stockholder Shares Transferred in accordance with this paragraph III(B) shall be determined as follows:

                 (a) If the Transferring Stockholder has agreed to Transfer any
            Class B Common to such transferee, then (i) the price per share to be paid for Class B Common included in such Transfer shall be equal to the amount per share of Class B Common which such transferee has agreed to pay the Transferring Stockholder, and (ii) the price per share to be paid for Class A Common included in such Transfer shall be the price per share of Class B Common described in clause (i) reduced (but not below zero) by the quotient (the "Per Share Preference") of (A) the sum of the Unpaid Preference Amount and the Unpaid Yield at such time divided by (B) the number of shares of Class B Common then outstanding.

                 (b) If the Transferring Stockholder has not agreed to Transfer
            Class B Common to such transferee, then (i) the price per share to be paid for Class A Common included in such Transfer shall be equal to the amount per share of Class A Common which such transferee has agreed to pay to the Transferring Stockholder and (ii) the price per share to be paid for Class B Common included in such Transfer shall be the price per share described in clause (i) plus the Per Share Preference at such time.

            C. Permitted Transfers. The restrictions contained in this paragraph III shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder:

            1. in the case of any Stockholder who is an individual, pursuant to applicable laws of descent and distribution or among such Stockholder and members of such Stockholder's Family Group, or

           2. in the case of any Stockholder, among such Stockholder and its Affiliates;

(with respect to Stockholder Shares so Transferred to them, members of such Family Group and such Affiliates being collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph III shall continue to be applicable to the Stockholder Shares after any such Transfer, and provided further that the transferee(s) of such Stockholder Shares shall have agreed in writing to be bound as a "Stockholder" by the provisions of this Agreement.

           D. Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph III shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale.

           IV. Pre-Emptive Rights.

           A. Except for issuances of equity securities of the Company or options or other rights to acquire equity securities of the Company

           1. in connection with a registered primary public offering,

           2. to employees or Outside Directors of the Company or its Subsidiaries,

           3. to any lender (other than GTCR or any of its Affiliates) in connection with the incurrence of Indebtedness ("Equity-Linked Indebtedness") by the Company or any of its Subsidiaries,

           4. as payment of all or a portion of the purchase price of any business or assets thereof acquired by the Company or any of its Subsidiaries, or

           5. upon the exercise of any option or other right described in any of clauses (1) through (4) above or any other option or right to acquire equity securities issued by the Company,

if the Company authorizes the issuance or sale of any equity securities of the Company or any securities containing options or rights to acquire any equity securities of the Company (other than as a dividend on outstanding Common Stock), the Company shall first offer to sell to each Stockholder, at the same price and on the same terms, a portion of such securities, options or rights (the "New Securities") equal to the quotient of (i) the number of Stockholder Shares held by such Stockholder divided by (ii) the total number of shares of Common Stock outstanding on a Fully Diluted Basis, in each case immediately prior to the issuance or sale in question.

     B. In order to exercise its purchase rights hereunder, a Stockholder must within 30 days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and such Stockholder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the New Securities offered to the Stockholders is not fully subscribed by the Stockholders, the remaining New Securities shall be reoffered by the Company to the Stockholders purchasing their full allotment upon the terms set forth in this paragraph IV until either all such New Securities have been subscribed for or no Stockholder subscribes for additional New Securities, except that such Stockholder must give written notice of its election to purchase such reoffered New Securities within five (and not 30) days after receipt of notice of any such reoffer.

     C. If a Stockholder purchases all or any portion of any New Securities offered pursuant to this paragraph V ("Purchased New Securities"), such Stockholder shall be required to concurrently purchase an equal proportion of each other class of debt or equity securities of the Company or any of its Subsidiaries which are issued contemporaneously with such Purchased New Securities.

     D. During the 90 days after the expiration of the offering periods described above, the Company shall be entitled to sell any New Securities which the Stockholders have not elected to purchase, on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any New Securities offered or sold by the Company after such 90-day period must be reoffered to the Stockholders pursuant to the terms of this paragraph IV.

     E. Prior to the issuance or incurrence of Equity-Linked Indebtedness, the Company will permit each Stockholder a reasonable opportunity to provide or subscribe for such Stockholder's pro rata portion of such Equity-Linked Indebtedness (including any equity securities issued in connection therewith) upon the same terms and conditions upon which such Equity-Linked Indebtedness and such equity securities are to be issued or incurred. A Stockholder's "pro rata portion" for purposes of the preceding sentence shall be equal to the quotient of (i) the number of Stockholder Shares held by such Stockholder divided by (ii) the total number of shares of Common Stock outstanding on a Fully Diluted Basis, in each case immediately prior to the issuance or incurrence of the Equity-Linked Indebtedness in question.

     F. The rights under this paragraph IV shall terminate upon the earlier of
(i) the Initial Public Offering and (ii) such time as the Executives hold in the aggregate less than 20% of the Common Stock on a Fully Diluted Basis.

     V. Initial Public Offering. Subject to the provisions of paragraph II(A)(3) above, in the event that the Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure shall adversely affect the marketability of the offering, each Stockholder shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the relative rights and preferences among the outstanding classes of securities set forth in the Company's Certificate of Incorporation, and such recapitalization, reorganization or exchange is otherwise fair and reasonable to the Company and the holders of each class of the

Company's equity securities in light of such relative rights and preferences.

     VI. Sale of the Company. Upon the tenth anniversary of the date hereof, in the event that the Company has not consummated an Initial Public Offering, the Stockholders, Yanover, Nesbitt and the Company agree to collectively use best efforts to sell the Company (by merger, consolidation or sale of stock or assets) on terms and conditions which maximize shareholder value (taking into account, among other things, potential tax consequences), and to cause the Company to retain an investment banking firm or broker (selected by the Company and approved by (a) GTCR and (b) the holders of a majority of the Executive Stock then outstanding, each of which approvals shall not be unreasonably withheld) to assist the Stockholders in finding a buyer and consummating such a sale of the Company.

     VII. Confidential Information.

     A. Each Executive which is an employee of the Company or Lason Acquisition, and each of Yanover and Nesbitt, acknowledges that the confidential or proprietary information, observations and data obtained by him while employed by the Company and/or its Subsidiaries (including those obtained while employed by Lason Systems, Inc., a Michigan corporation ("Lason Systems"), prior to the date of this Agreement and the acquisition of Lason Systems by the Company and its wholly owned Subsidiary) concerning the business or affairs of the Company, Lason Systems or any Subsidiary of the Company ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, each Executive which is an employee of the Company or Lason Acquisition, and each of Yanover and Nesbitt, agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of his acts or omissions to act. Each Executive which is an employee of the Company or Lason Acquisition, and each of Yanover and Nesbitt, shall deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of the Company, Lason Systems or any Subsidiary of the Company which he may then possess or have under his control.

     B. GTCR acknowledges that the confidential or proprietary information, observations and data obtained by it concerning the business or affairs of the Company, Lason Systems or any other Subsidiary are the property of the Company or such Subsidiary. Therefore, GTCR agrees that it shall not disclose to any unauthorized person any such information, observations or data without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of GTCR's acts or omissions to act. GTCR shall deliver to the Company, at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to such information, observations and data or the business of the Company, Lason Systems or any Subsidiary of the Company which it may then possess or have under his control.

     VIII. Non-Compete; Non-Solicitation.

     A. Each of Yanover, Nesbitt, Richard C. Kowalski and Donald L. Elland (the "Designated Sellers") acknowledges that in the course of his ownership of stock of, and during his employment with, Lason Systems he has become familiar, and in the course of his employment with the Company and/or its Subsidiaries he will become familiar, with Lason Systems', the Company's and its Subsidiaries' trade secrets and with other confidential information concerning the Company and/or its Subsidiaries and its predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, each Designated Seller agrees that, during his term of employment with the Company and its Subsidiaries and for five years thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of such Designated Seller's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit any Designated Seller from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Designated Seller has no active participation in the business of such corporation.

     B. During the Noncompete Period, each Designated Seller shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during such Designated Seller's period of employment with the Company or any Subsidiary, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

     C. If, at the time of enforcement of this paragraph VIII, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     D. In the event of the breach or a threatened breach by any Designated Seller of any of the provisions of this paragraph VIII, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

     IX. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 17, 1995 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition of the term "Stockholder Shares" in paragraph XII below.

     X. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or a sale pursuant to paragraph II(C) above) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company, for the benefit of the Company and the other Stockholders a counterpart of this Agreement pursuant to which such transferee agrees to be bound as a "Stockholder" by the provisions of this Agreement.

     XI. Additional Stockholders. In connection with the issuance of any equity securities of the Company (other than in connection with a public offering) to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

     XII. Definitions.

     "Affiliate" of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and any partner of such Person which is a partnership or, in the case of a trust, the trustee or any beneficiary of such trust; provided that, for the purposes of paragraph II(A)(6) hereof, neither the Company nor any of its Subsidiaries shall be deemed to be an "Affiliate" of GTCR.

     "Class A Common" means (i) the Class A-1 Common and (ii) the Class A-2 Common.

     "Class A-2 Common" means the Company's Class A-2 Common Stock, par value $.01 per share.

     "Common Stock" means the Class A Common and the Class B Common.

     "Designated Stockholder" means each of the Yanover Trusts, the Nesbitt Trust, Richard C. Kowalski, Donald L. Elland and Gregory Carey.

     "Executive Stock" means any Class A-1 Common purchased by any Designated Stockholder in the transactions described in paragraph 1(a) of that certain Executive Stock Agreement of even date herewith and not contemplated to be transferred by such Designated Stockholder pursuant to paragraph 1(b) of the Executive Stock Agreement, in each case so long as such shares are held by any Designated Stockholder or a Permitted Transferee thereof.

     "Family Group" of any Stockholder which is an individual means such Stockholder's spouse and descendants (whether natural or adopted) and any trust primarily for the benefit of such Stockholder and/or such Stockholder's spouse and/or descendants.

     "Fully Diluted Basis" means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable. For purposes of determining the amount of Common Stock outstanding on a Fully Diluted Basis, each Stockholder will be deemed to hold all Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right held by such Stockholder, whether or not such conversion, right or option, warrant or similar right is then exercisable.

     "Future Advance" has the meaning assigned to such term in the Seller Credit Agreements.

     "Indebtedness" means all indebtedness for borrowed money, all indebtedness under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Initial Public Offering" means the sale in an initial underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar form) of shares of the Company's Common Stock.

     "Lason Acquisition" means Lason Systems, Inc., a Delaware corporation formerly known as "Lason Acquisition Corp."

     "Loan Agreement" means the Loan Agreement dated as of the date hereof among Lason Acquisition, First Union National Bank of North Carolina, as agent, and certain lenders party thereto, as in effect from time to time.

     "Loans" has the meaning assigned to such term in the Seller Credit Agreements.

     "Market Value" of any shares of Executive Stock means the cash purchase price which a willing buyer would pay a willing seller for such shares of Executive Stock as of the date of the related issuance described in paragraph II(C) above, as determined in accordance with paragraph II(C)(2).

     "Nesbitt Trust" means the Allen J. Nesbitt Living Trust dated December 7, 1994.

     "Person" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

     "Permitted Transferee" shall have the meaning set forth in paragraph III(C) hereof.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Seller Credit Agreements" means the Credit Agreements dated as of the date hereof each between Lason Acquisition, on the one hand, and one of the Designated Stockholders, Yanover or Nesbitt, on the other hand, as in effect from time to time.

     "Senior Executive" means Yanover or Nesbitt, in each case so long as he or any of his Permitted Transferees holds any Stockholder Shares.

     "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been
(x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     "Tax" has the meaning assigned to such term in the Seller Credit
Agreements.

     "Unpaid Preference Amount" means the "Unpaid Preference Amount" as defined in the Company's Certificate of Incorporation.

     "Unpaid Yield" means the "Unpaid Yield" as defined in the Company's Certificate of Incorporation.

     "Yanover Trusts" means the Robert A. Yanover Living Trust U/A/D May 11, 1982 and the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust dated January 5, 1993.

     XIII. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares or any interest therein in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares or interest therein as the owner of such shares or interest for any purpose.

     XIV. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by each of (i) the Company, (ii) the holders of a majority of the Class B Common which are Stockholder Shares, and
(iii) (a) at any time when the Designated Stockholders hold in the aggregate 20% or more of the Common Stock outstanding on a Fully Diluted Basis, the holders of a majority of the Executive Stock, and (b) at any other time, the holders of a majority of the Class A Common which are Stockholder Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     XV. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     XVI. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     XVII. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     XVIII. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     XIX. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief

(without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     XX. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company and to GTCR at the addresses set forth below and to the Executives and any subsequent holder of Stockholder Shares subject to this Agreement at such addresses as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices shall be sent to the following addresses:

     If to the Company:

         Lason Holdings, Inc.
         28400 Schoolcraft
         Livonia, MI 48150
         Attention:  President

     with copies, which will not constitute
     notice to the Company, to:

         Golder, Thoma, Cressey, Rauner, Inc.
         6100 Sears Tower
         Chicago, IL 60606-6402
         Attention:  Bruce V. Rauner
                     Elliot W. Maluth

         Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, P.C.
         2000 Town Center
         Suite 1500
         Southfield, Michigan 48075
         Attention:  Laurence B. Deitch

         and

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL 60601
         Attention:  John L. Kuehn

     If to GTCR:

         Golder, Thoma, Cressey, Rauner, Inc.
         6100 Sears Tower
         Chicago, IL 60606-6402
         Attention:  Bruce V. Rauner
                     Elliot W. Maluth

     with a copy, which will not constitute
     notice to GTCR, to:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL 60601
         Attention:  John L. Kuehn

     XXI. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Michigan.

     XXII. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              LASON HOLDINGS, INC.


                              By /s/ Allen J. Nesbitt
                                 -----------------------------

                              Its President
                                  ----------------------------

                              GOLDER, THOMA, CRESSEY, RAUNER
                                FUND IV, L.P.

                              By:   GTCR IV, L.P.

                              Its:  General Partner

                              By:   Golder, Thoma, Cressey,
                                      Rauner, Inc.

                              Its:  General Partner


                              By /s/ Bruce Rauner
                                 -----------------------------

                              Its Principal
                                  ----------------------------

                              ROBERT A. YANOVER LIVING TRUST
                              U/A/D MAY 11, 1982


                              By: /s/ Robert A. Yanover
                                  -----------------------------

                              Its: Trustee
                                   ----------------------------

                              JOSEPH JONATHAN YANOVER AND
                              JENNIFER D. YANOVER IRREVOCABLE
                              TRUST DATED JANUARY 5, 1993


                              By: /s/ Laurence B. Deitch
                                  -----------------------------
                                  Laurence B. Deitch
                                  Trustee


                              ALLEN J. NESBITT LIVING TRUST,
                              DATED DECEMBER 7, 1994


                              By: /s/ Allen J. Nesbitt
                                  -----------------------------
                                  Allen J. Nesbitt
                                  Trustee


                              /s/ Robert A. Yanover
                              ---------------------------------
                              Robert A. Yanover


                              /s/ Allen J. Nesbitt
                              ---------------------------------
                              Allen J. Nesbitt


                              /s/ Richard C. Kowalski
                              ---------------------------------
                              Richard C. Kowalski


                              /s/ Donald L. Elland
                              ---------------------------------

                              Donald L. Elland


                               /s/ Gregory Carey
                              ------------------------------
                              Gregory Carey

                             SCHEDULE OF EXECUTIVES

Robert A. Yanover Living
Trust U/A/D May 11, 1982

Joseph Jonathan Yanover
and Jennifer D. Yanover
Irrevocable Trust
Dated January 5, 1993

Allen J. Nesbitt Living
Trust Dated December 7, 1994

Richard C. Kowalski

Donald L. Elland

Gregory Carey
                                     32